                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS CONSENT


     We have issued our report dated June 1, 1999 accompanying the consolidated financial statements of Omnis Technology Corporation included in the annual report on Form 10-KSB for the year ended March 31, 1999 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report on Form S-8.



GRANT THORNTON LLP


San Francisco, California
February 24, 2000